Exhibit 23.1





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 21, 2000 included in Three Rivers Bancorp, Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this Registration Statement.

Pittsburgh, Pennsylvania
March 15, 2001

                                            /s/ Arthur Andersen LLP